EXHIBIT 23.2
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
The Board of Directors
Western Reserve Bancorp, Inc.:
We consent to incorporation by reference in this registration statement on Form S-8 of Western Reserve Bancorp, Inc. of our report dated March 17, 2007, on the consolidated financial statements of Western Reserve Bancorp, Inc., which report is included in the Annual report on Form 10-KSB of Western Reserve Bancorp, Inc. for the year ended December 31, 2006.
/s/ Crowe Chizek and Company LLC
Crowe Chizek and Company LLC
Columbus, Ohio
May 31, 2007